UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 18, 2017

JRJR33, INC.

(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2017, JRJR33, Inc. (the “Company”) received notification (the “Notification Letter”) from the NYSE American LLC (the “NYSE American”) that it was not in compliance with Sections 134 and 1101 of the NYSE American Company Guide as a result of its failure to timely file with the Securities and Exchange Commission (the “SEC”) its Forms 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017.

The Notification Letter also stated that the NYSE American has reviewed the Company’s December 18, 2017 extension request and determined to accept the request and grant a plan period extension through February 15, 2018. The Notification Letter further states that if the Company is not in compliance with the continued listing standards by February 15, 2018 or if the Company does not make progress consistent with the plan during the plan period, the NYSE American staff will initiate delisting proceeding, as appropriate. The Company intends to file the outstanding Forms 10-Q prior to February 15, 2018.

The Company’s common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “JRJR,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE MKT’s listing standards.

The Company issued a press release on December 22, 2017, announcing that it had received the Notification Letter. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of JRjr33, Inc. (the “Company”), as further described in Item 5.07 of this Current Report on Form 8-K, the stockholders of the Company approved an amendment to the Company’s 2015 Stock Incentive Plan. A description of the 2015 Stock Incentive Plan is set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on December 1, 2017 (the “Proxy Statement”) in the section entitled “Proposal 3—Approval of an Amendment to our 2015 Stock Incentive Plan to Increase the Number of Shares of Common Stock that we will have Authority to Grant under the Plan from 3,5000,000 to 6,000,000”, which is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the 2015 Stock Incentive Plan (as amended), a copy of which is included as an exhibit hereto and attached to the Proxy Statement as Appendix A.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 18, 2017, Company held the Annual Meeting. At the Annual Meeting, the stockholders voted on the following three (3) proposals and cast their votes as described below. These matters are described in detail in the Proxy Statement for the Annual Meeting.

Proposal 1 — Election of Directors

The following six (6) individuals were elected as directors, to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified, with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes

1. John P. Rochon	23,522,891	7,420,532	0
2. John Rochon, Jr.	23,522,911	7,420,512	0
3. John W. Bickel	23,241,921	7,701,502	0
4. Roy G.C. Damary	23,439,324	7,504,099	0
5. Bernard Ivaldi	23,327,876	7,615,547	0
6. William H. Randall	23,242,668	7,700,755	0

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Proposal 2 — Ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017

The stockholders ratified and approved the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

30,881,410	61,864	149	0

Proposal 3 — Approval of an Amendment to the Company’s 2015 Stock Incentive Plan

The stockholders approved an amendment to Company’s 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock that the Company has the authority to grant under the Plan from 3,500,000 shares to 6,000,000 shares based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

22,382,518	1,182,699	7,378,206	0

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	JRjr33, Inc. 2015 Stock Incentive Plan (as amended on November 21, 2017) (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 30, 2017)
99.1	Press release issued by JRjr33, Inc. dated December 22, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRJR33, INC.

Date: December 22, 2017	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit Number	Description

10.1	JRjr33, Inc. 2015 Stock Incentive Plan (as amended on November 21, 2017) (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 30, 2017)
99.1	Press release issued by JRjr33, Inc. dated December 22, 2017

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